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                                                                   EXHIBIT 23.2

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Shareholders of Powerwave Technologies, Inc.

  We consent to the use in Amendment No. 2 to Registration Statement No. 333-13679 of Powerwave Technologies, Inc. on Form S-1 of our report dated October 24, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Powerwave Technologies, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Costa Mesa, California

November 12, 1996